EXHIBIT 10.7

AGREEMENT TO PURCHASE INTEREST IN CLAIMS

THIS AGREEMENT effective as of the 28th day of February, 2014 (the “Effective Date”).

BETWEEN:	ENERGIZER RESOURCES INC., a corporation existing under the laws of the State of Minnesota and having a place of business at 141 Adelaide Street West, Suite 520, Toronto, Ontario, M5H 3L5

(hereinafter referred to as the “Vendor”)

AND:	HONEY BADGER EXPLORATION INC., a corporation existing under the laws of Ontario and having a place of business at 141 Adelaide Street West, Suite 520, Toronto, Ontario, M5H 3L5

(hereinafter referred to as the “Purchaser”)

WHEREAS the Vendor is the beneficial and duly registered owner of 377 mining claims located in the Province of Québec, Canada, known as the Sagar Property, as more particularly described in Schedule “A” attached hereto to form part hereof (the “Claims”);

WHEREAS Virginia Mines Inc. (the “Virginia”) currently holds a 1.5% net smelter return royalty (the “Virginia Royalty”) affecting certain of the Claims, as more particularly described in Schedule “B” attached hereto, the whole pursuant to the terms and conditions of that certain letter of intent entered into between the Vendor and Virginia as of April 27, 2006 (the “Virginia Agreement”) pursuant to which the Vendor acquired its interest in the Claims that are subject to the Virginia Royalty;

WHEREAS pursuant to the Virginia Agreement, should the Vendor discover a potentially exploitable Gold Deposit (as defined in the Virginia Agreement) with an indicated resource outlined (defined according to NI 43-101 – Standards of Disclosure for Mineral Projects) of no less than 500,000 ounces of contained gold equivalent (for all precious metals), Virginia shall have, within 90 days of notice of the Vendor of the discovery of such Gold Deposit, a one-time right (the “Back-In Right”) to re-acquire a 51% interest in the Claims that are subject to the Virginia Royalty, by issuing a cash payment or common shares of Virginia equivalent to that amount equal to two and a half times the Current Expenditures (as defined in the Virginia Agreement) incurred by the Vendor on the discovery prior to Virginia’s election;

WHEREAS pursuant to the Virginia Agreement, Virginia has a right of first refusal on any sale, assignment or transfer of the Vendor’s interests in the Claims (the “Right of First Refusal”);

WHEREAS Pierre Poisson (50%) and Joanne Jones (50%) currently hold a 1% net smelter return royalty (the “First Royalty”) affecting certain of the Claims, as more particularly described in Schedule “C” attached hereto to form part hereof, of which 0.5% may be re-purchased by the Vendor for $200,000, the whole pursuant to the terms and conditions of that certain option agreement entered into among Virginia, Pierre Poisson and Joanne Jones as of May 27, 1992 (the “Poisson Agreement”) pursuant to which Virginia acquired its interest in the Claims acquired pursuant to the Poisson Agreement;

WHEREAS Pierre Poisson (50%) and Joanne Jones (50%) currently hold a 0.5% net smelter return royalty (the “Second Royalty”) affecting certain of the Claims, as more particularly described in Schedule “D” attached hereto to form part hereof, of which 0.25% may be repurchased by the Vendor for $100,000, the whole pursuant to the terms and conditions of that certain amendment agreement entered into amongst Virginia, Pierre Poisson and Joanne Jones as of November 3, 1992 (the “Amending Agreement”);

WHEREAS the Purchaser has agreed to purchase a 75% undivided interest in all of the rights, title and interests of the Vendor in and to the Claims and the Vendor has agreed to sell a 75% undivided interest in all of its rights, title and interests in and to such Claims to the Purchaser, subject to the terms and conditions set forth in this agreement (the “Transaction”); and

WHEREAS Virginia has waived its Right of First Refusal pursuant to the Virginia Agreement in connection with the Transaction provided that the Purchaser and the Vendor complete the Transaction within one year from the date hereof; should the Transaction not close within one year from the date hereof, Virginia shall have a fresh and new Right of First refusal in respect thereof, pursuant to the Virginia Agreement.

NOW, THEREFORE, THIS AGREEMENT WITNESSETH that, in consideration of the premises and the mutual covenants and agreements expressed herein, the Vendor and the Purchaser (hereinafter collectively referred to as the “Parties” and, individually, a “Party”) hereby agree as follows:

1.	Reciprocal Representations and Warranties

1.1	Each Party hereby represents and warrants to each of the other Parties that, as of the date hereof:

(a)
it is a body corporate duly incorporated or continued, as the case maybe, and in good standing under the laws of its jurisdiction of incorporation or continuation, as the case may be, is qualified to do business and is in good standing in those jurisdictions where necessary in order to carry out its purposes;

(b)
all corporate and other actions required to authorize it to enter into and perform this agreement, the Transaction and all other transactions contemplated by this agreement have been properly taken, with the exception of the regulatory approvals and filings which are a condition of Closing (as defined in Section 7 hereof) (the “Regulatory Approvals”);

(c)	it has all requisite corporate power to own, lease and operate its assets and to carry on its business as now conducted;

(d)	it has the capacity to enter into this agreement, the Transaction, all other transactions contemplated by this agreement and all other documents contemplated herein;

(e)
subject to the Regulatory Approvals, it will not breach any other agreement or arrangement to which it is a party or be in violation of any law to which it is subject, by entering into or performing this agreement, the Transaction, all other transactions contemplated by this agreement and all other documents contemplated herein;

(f)	this agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms; and

(g)
except as otherwise set forth herein, no consent from a lender or any third party is necessary to authorize it to execute this agreement, to complete the Transaction and all other transactions contemplated by this agreement, and to execute and deliver all related documents.

2.	Representations and Warranties of the Vendor

2.1	The Vendor hereby represents and warrants to the Purchaser that, as of the date hereof:

(a)
it is the beneficial and registered owner of a 100% interest in the Claims, free and clear of all defects, liens, adverse claims, demands, charges, restrictions, encumbrances, royalties and liabilities of any nature and quality whatsoever, existing or threatened, except for the First Royalty, the Second Royalty, the Virginia Royalty, the Back-In-Right and the Right of First Refusal (hereinafter collectively, the “Liens”), and the Purchaser shall acquire good, legal and marketable title to the Claims and beneficial ownership thereof; and

(b)
it is not aware of any material facts or circumstances which have not been disclosed in this agreement and which should be disclosed in order to prevent the representations and warranties in this agreement from being materially misleading.

2.2	With respect to the Claims, the Vendor hereby represents and warrants to the Purchaser that, as of the date hereof:

(a)
Subject to the Liens, it is the exclusive and absolute owner of all mining and proprietary rights attaching to the Claims and proper evidence of such ownership has been duly filed, registered or recorded wherever necessary to perfect and preserve the Vendor's rights, title and interest thereto;

(b)
all mining and proprietary rights have been properly staked or otherwise properly constituted, as applicable, and are valid, in good standing and free and clear of all liens, except for the Liens and public utilities,;

(c)	it does not owe any amount in connection with the First Royalty, the Second Royalty and the Virginia Royalty as of the Effective Date;

(d)	it has delivered to the Purchaser all relevant information concerning title to each Claim;

(e)
to the best of the Vendor's knowledge and belief, all activities and operations on any of the Claims, prior to the date hereof, have been performed in a manner consistent with the laws and regulations in effect at the relevant time and all filings required in order to maintain the mining rights in good standing have been properly and timely recorded or filed with the appropriate government agencies;

(f)
there is no judgment, decree, injunction, ruling or order of any court, governmental department, commission, agency, instrumentality or arbitrator and no claim, suit, action, litigation, arbitration or governmental proceeding in progress, pending or threatened against or relating to, or affecting any of the Claims which could prevent the Vendor from entering into this agreement and performing its obligations hereunder and from completing the Transaction;

(g)
to the best of the Vendor's knowledge and belief, each Claim is free and clear of any hazardous or toxic material, pollution, or other adverse environmental conditions which may give rise to any environmental liability;

(h)
it has full authority to grant, sell, assign, and transfer to the Purchaser, as applicable, the mining and proprietary rights attaching to each Claim and its rights and obligations under each of the First Royalty, the Second Royalty and the Virginia Royalty, as contemplated herein; and

(i)
it is not in default or violation of any agreement, lease, license, permit, certificate, instrument, regulation, statute or decree applicable to it, which default or violation could adversely affect its ownership of any of the Claims, its right to conduct mineral exploration thereon or its performance or operations in respect thereof.

2.3
The Vendor represents and warrants to the Purchaser that each of the representations and warranties set forth in any provision of this Section 2 is true, correct and complete as at the date of this agreement and shall be true and accurate as of the Closing Date (as described in Section 7 hereof) as if given as of such date.

2.4
The Vendor recognizes that the accuracy and completeness of each representation and warranty set forth in any provision of this Section 2 is a condition upon which the Purchaser is relying and without which the Purchaser would not have agreed to complete the Transaction.

2.5
No investigation or inquiry made by or on behalf of the Purchaser shall have the effect of waiving or diminishing any of the representations and warranties set forth in any provision of this Section 2.

3.	Representations and Warranties of the Purchaser

3.1
The Purchaser hereby represents and warrants to the Vendor that, as of the date hereof, it is not aware of any material facts or circumstances which have not been disclosed in this agreement and which should be disclosed in order to prevent its representations and warranties in this agreement from being materially misleading.

3.2
This Agreement has been duly authorized by the board of directors of the Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement, any related agreements to which the Purchaser is a party or the transactions contemplated hereby and thereby. This Agreement and all related agreements to which the Purchaser is a party have been duly executed and delivered by the Purchaser and constitute legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser by the Vendor in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

3.3
The execution and delivery by the Purchaser of this Agreement and all related documents to which the Purchaser is a party, the performance by the Purchaser of its obligations hereunder and thereunder and the completion of the transactions herein and therein provided for will not result in the violation of, or constitute a default under or cause the acceleration of any obligation of the Purchaser under:

(a)	any agreement to which the Purchaser is a party or by which it is bound;

(b)
any provision of the constating documents or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of the Purchaser (and no conflict with the same will be caused thereby);

(c)	any judgment, decree, order or award of any agency or arbitrator; or

(d)	any applicable laws of Canada, Ontario or any jurisdictions where the Purchaser is qualified or required to be qualified to do business or where it carries on business.

3.4
There is no requirement for the Purchaser to make any filing with, give any notice to or obtain any Permit of, any agency as a condition to the lawful consummation of the transactions contemplated by this Agreement

3.5	Shares:

(a)
Upon issuance, the Initial Vendor Shares and the Additional Vendor Shares (collectively, the “Shares”) will be duly authorized and validly issued as fully paid and non-assessable shares in the capital of the Purchaser.

(b)
No prospectus is required nor are any other documents required to be filed, proceedings taken or approvals, permits, consents or authorizations obtained under the Ontario Securities Act and the rules and regulations thereunder ("Ontario Securities Laws") to permit the Vendor to trade the Shares in the Province of Ontario, either through registrants or dealers registered under Ontario Securities Laws who comply with such laws or in circumstances in which there is an exemption from the registration requirements under Ontario Securities Laws, provided that:

(i)	at the time of such trade, the Purchaser is and has been a "reporting issuer" (as defined under Ontario Securities Laws) in the Province of Ontario for the four months immediately preceding the trade;

(ii)	at the time of such trade, at least four months have elapsed from the Closing Date;

(iii)	a certificate representing the Shares has been issued that carries a legend in the form prescribed by National Instrument 45-102 – Resale of Securities ("NI 45-102");

(iv)	the trade is not a "control distribution" (as such term is defined in NI 45-102) and the seller is not a "promoter" within the meaning of Ontario Securities Laws;

(v)	no unusual effort is made to prepare the market or to create a demand for the Shares;

(vi)	no extraordinary commission or consideration is paid to a person or company in respect of the trade; and

(vii)
if the selling security holder is an insider or officer of the Purchaser, the selling security holder has no reasonable grounds to believe that the Purchaser is in default of "securities legislation" (as such term is defined in National Instrument 14-101).

(c)	The Purchaser is, and has been for a period of four months, a "reporting issuer" (as defined under Ontario Securities Laws) in the Province of Ontario.

3.6
In the past twelve month period, the Purchaser has made all securities filings that it was required to file under any applicable securities laws on a timely basis (the "Securities Filings"). As of their respective dates, each of the Securities Filings complied with all requirements of the applicable securities laws, and none of the Securities Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Purchaser included in the Securities Filings: (i) comply with applicable accounting requirements and with the published rules and regulations of applicable securities laws with respect thereto; (ii) have been prepared in accordance with IFRS or Canadian GAAP, as applicable, during the period involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by applicable securities laws); and (iii) fairly present (subject, in the case of any unaudited statements, to recurring audit adjustments normal in nature and amount) the consolidated financial position of the Purchaser at the date thereof and the consolidated results of its operations and cash flows or changes in financial position for the periods then ended.

4.	Consideration

In order to complete the Transaction and as consideration for the purchase and sale of the 75% undivided interest in the Claims, the Purchaser agrees to the following:

4.1	Cash Payments

(a)
pay to the Vendor, by certified cheque, wire transfer or other form of payment acceptable to the Purchaser, the sum of $1,500,000 in cash (the “Initial Cash Payment”) within 15 days upon the earlier of (i) the completion of a financing, in accordance with Section 10.6 hereof, or (ii) nine months following the Effective Date; and

(b)
pay to the Vendor, by cheque, wire transfer or other form of payment acceptable to the Purchaser, an additional sum of $1,500,000 in cash (the “Additional Cash Payment”) within 18 months of the Effective Date (the “Second Cash Payment”).

4.2	Issuance of Shares

(a)
issue and deliver to the Vendor within 15 days after the Initial Cash Payment, an amount of fully paid and non-assessable common shares of the Purchaser (the “Initial Vendor Shares”), which represents 9.5% of the Purchaser’s total number of issued and outstanding common shares at the time of issuance, to a maximum of 15,000,000 common shares;

(b)
issue and deliver to the Vendor fully paid and non-assessable common shares of the Purchaser (the “Additional Vendor Shares”), within 15 days after the later of (i) receipt of the approval of the shareholders of the Purchaser and (ii) the Second Cash Payment an amount of common shares that in aggregate (Initial Vendor Shares plus Additional Vendor Shares) does not represent a number of common shares greater than 15% (the “Vendor’s Equity Position”) of the Purchaser’s issued and outstanding common shares at the time of issuance, to an aggregate maximum of 35,000,000 common shares, which is inclusive of the Initial Vendor Shares.

For clarity, the maximum Additional Vendor Share issuance would be the lesser of 20,000,000 common shares or a number of shares that when added to the Initial Vendor Shares previously issued to the Vendor represents an aggregate number of shares equal to 15% of the Purchaser’s issued and outstanding shares at the time of issuance;

(c)
if regulatory or shareholder approval for the issuance of the Additional Vendor Shares has not been received and therefore, the Additional Vendor Shares cannot be issued to the Vendor pursuant to the terms of this agreement, the Purchaser shall pay to the Vendor an additional sum of $750,000 in lieu of the Additional Vendor Shares to acquire the initial 75% interest in the Claims and will submit a request to the TSX Venture Exchange («TSXV») to issue an amount of shares that when added to the Initial Vendor Shares previously issued to the Vendor does not represent an aggregate number of common shares greater than 9.5% of the Purchaser’s issued and outstanding common shares at the time of issuance, to a maximum of 20,000,000 common shares; and

(d)
the Initial Vendor Shares and the Additional Vendor Shares to be issued pursuant to Section 4.2 hereof shall be issued under a private placement exemption and subject to a four-month restricted period stipulated in a legend and any other restrictions under applicable securities laws or TSXV rules, before becoming freely tradable, the issuance of which shall be subject to prior acceptance for listing by the TSXV.

5.	Right of First Refusal

The Purchaser hereby acknowledges and agrees that Virginia has waived its Right of First Refusal pursuant to the Virginia Agreement in connection with the Transaction provided that the Purchaser and the Vendor complete the Transaction within one year from the date hereof; should the Transaction not close within one year from the date hereof, Virginia shall have a fresh and new Right of First refusal in respect thereof, pursuant to the Virginia Agreement.

6.	Assignment of the Virginia Agreement, Poisson Agreement and Amending Agreement

6.1
The Purchaser acknowledges and agrees that the Claims are subject to the Virginia Agreement, the Poisson Agreement and the Amending Agreement (collectively, the “Assigned Contracts”) and effective as of Closing, the Vendor hereby assigns and transfers unto the Purchaser a 75% undivided interest in all of its rights, interests, duties and obligations under each of the Assigned Contracts, and the Purchaser hereby accepts the assignment and transfer of the Assigned Contracts effective as of Closing and covenants and agrees that, from and after the Closing Date, the Purchaser will observe, perform and fulfil each and every covenant, provision, obligation, term and condition of, or applicable to the Vendor under the Assigned Contracts as if it was an original party thereto, and following such assignment and transfer, the Vendor shall be relieved of liability thereunder.

6.2
The Purchaser agrees to execute such further and other agreements, including with the parties to the Assigned Contracts, to evidence that the Purchaser has agreed to assume the obligations of the Vendor under the Assigned Contracts.

7.	Closing Date

Closing of the Transaction (the “Closing”), being the completion of the acquisition by the Purchaser of the Claims, shall take place on or prior to November 30, 2014 or such other date as may be agreed upon between the Vendor and the Purchaser (the “Closing Date”).

8.	Covenants

8.1	Covenants of the Purchaser:

(a)
With respect to the issuance, sale and delivery of the Shares to the Vendor hereunder, the Purchaser covenants to use all reasonable commercial efforts to obtain all necessary approvals from the TSXV and comply with all necessary requirements of any applicable securities laws; and upon the issuance of the Shares to the Vendor, the Purchaser will have received all necessary approvals from the TSXV, and complied with all necessary requirements of any applicable securities laws, with respect to the issuance, sale and delivery of the Shares to the Vendor hereunder;

(b)
The Purchaser shall present a resolution to its shareholders at its next annual meeting of shareholders scheduled for June 2014, to authorize and approve the aggregate issuance of up to 19.5% of the issued and outstanding capital of the Purchaser to the Vendor as required pursuant to this agreement

(c)
the Purchaser shall use its best efforts to maintain its status as a "reporting issuer" under Canadian securities laws for a period of two (2) years following the Closing, and shall use its best efforts to maintain its listing of its common shares on the TSXV for a period of two (2) years following Closing.

9.	Conditions of Closing

The Transaction shall be subject to the following conditions, which may be waived by the Purchaser or the Vendor, where applicable, in whole or in part:

9.1
Due Diligence. Forthwith upon execution of this agreement, the Vendor shall arrange to provide the Purchaser and its authorized representatives and agents, free access, during reasonable business hours, to such information and records, which the Purchaser may reasonably request in order to obtain the information necessary to evaluate the Claims and to prepare the documentation necessary to obtain the Regulatory Approvals. The Vendor agrees to use reasonable commercial efforts to cause the officers, senior employees and other personnel and consultants of the Vendor to meet and collaborate with the Purchaser and its representatives in this regard. The Transaction is conditional upon the Purchaser being satisfied, in its sole and absolute discretion, with the results of such due diligence review.

9.2
Approvals. Before the Closing Date, all regulatory approvals, authorizations and other consents with respect to the Closing which may be required by law, together with all such permits, licenses and other authorizations as may be reasonably required in order to close the Transaction shall have been obtained, including, without limiting the generality of the foregoing, approval from the Toronto Stock Exchange for the Vendor and from TSXV for the Purchaser, failing which this agreement shall terminate and the parties shall have no further obligations thereunder, with the exception of those contained in Sections 15 and 166 hereof.

9.3
Consents. Prior to the Closing Date, the Vendor shall have obtained all consents, permits and approvals from parties to any contracts or other agreements that may be required in connection with the Transaction, without limiting the generality of the foregoing, the consent of Virginia as contemplated in Section 5 hereof.

9.4
Transfer of Documents. On the Closing Date, all necessary transfer forms, agreements, instruments, conveyances, assignments, releases and other document required or useful in the opinion of the Purchaser' legal advisors to properly convey the Claims to the Purchaser shall have been executed.

10.	Delivery of Documents

The transactions contemplated herein and the purchase of the Claims by the Purchaser hereunder shall be conditional upon the delivery of the following documents at or before the Closing Date:

10.1
Following the performance by the Purchaser of its obligations pursuant to Section 4 hereof, the Vendor shall execute, acknowledge and deliver to the Purchaser a Transfer of Mining Rights prepared by the Purchaser and satisfactory to the Vendor in proper form for registration in the Public Register of Real and Immovable Mining Rights maintained at the ministère des Ressources naturelles (Québec) in favour of the Purchaser pursuant to which the Vendor transfers to the Purchaser a 75% undivided interest in all of its right, title and interest in the Claims, with registration fees in connection with this transfer to be paid by the Purchaser.

10.2
The Purchaser shall deliver or cause to be delivered to the Vendor an assignment, assumption and release agreement among the Vendor, the Purchaser, Pierre Poisson and Joanne Jones pursuant to which (i) the Vendor assigns to the Purchaser a 75% undivided interest in all its rights, interests, duties and obligations under each of the Poisson Agreement and the Amending Agreement in connection with each of the First Royalty and the Second Royalty; and (ii) the Purchaser agrees to observe and be bound by all of the provisions each of the Poisson Agreement and the Amending Agreement with respect to the rights, interests and obligations assigned to or assumed by the Purchaser in the place and stead of the Vendor in connection with the First Royalty and the Second Royalty.

10.3
The Purchaser shall deliver or cause to be delivered to the Vendor an assignment, assumption and release agreement among the Vendor, the Purchaser and Virginia pursuant to which (i) the Vendor assigns to the Purchaser a 75% undivided interest in all its rights, interests, duties and obligations under the Virginia Agreement including in connection with the Virginia Royalty and the Back-In-Right; and (ii) the Purchaser agrees to observe and be bound by all of the provisions of the Virginia Agreement with respect to the rights, interests and obligations assigned to or assumed by the Purchaser in the place and stead of the Vendor.

10.4
The Parties shall have received evidence that all requisite approvals, consents and acceptances of the appropriate regulatory authorities and the Toronto Stock Exchange and the TSXV required to be made or obtained by either one of the Parties in order to complete the Closing have been made or obtained on terms satisfactory to each of the Parties, acting reasonably.

10.5
The Purchaser shall deliver or cause to be delivered to the Vendor evidence satisfactory to the Vendor that the shareholders of the Purchaser have approved the Transaction, if such approval is required by the TSXV, corporate laws or by securities regulations.

10.6
The Purchaser shall have raised capital through the completion of placement of its securities for gross proceeds of a minimum of $3,000,000 on such terms and conditions as may be determined by the Parties (the “Financing”), it being understood that the Purchaser shall use reasonable commercial efforts to complete the Financing.

10.7
The Purchaser shall deliver or cause to be delivered to the Vendor by cheque, wire transfer or other form of payment acceptable to the Vendor, the Initial Cash Payment pursuant to Section 4.1(a) hereof.

10.8	The Purchaser shall deliver or cause to be delivered to the Vendor a common share certificate representing the Initial Vendor Shares pursuant to Section 4.2(a) hereof.

11.	Post-Closing

The Transaction shall also be subject to the following post-Closing conditions and documents, which may be waived by the Purchaser or the Vendor, where applicable, in whole or in part:

11.1
The Purchaser shall deliver or cause to be delivered to the Vendor by cheque, wire transfer or other form of payment acceptable to the Vendor, the Additional Cash Payment pursuant to Section 4.1(b) hereof.

11.2
The Purchaser shall deliver or cause to be delivered to the Vendor a common share certificate representing the Additional Vendor Shares pursuant to Section 4.2(b) hereof or, in lieu of the Additional Vendor Shares, the $750,000 cash payment pursuant to Section 4.2(c) hereof, by cheque, wire transfer or other form of payment acceptable to the Vendor.

12.	Default

If the Purchaser does not issue the shares or make the payments required in accordance with Section 4 hereof, then the Vendor may provide written notice to the Purchaser of its failure. If the Purchaser does not make the outstanding payment or issue that number of outstanding common shares of the Purchaser in accordance with Section 4 hereof within 90 days of such notice, then its rights and obligations under this agreement shall automatically terminate and be of no further force and effect and the Purchaser shall transfer back to the Vendor its undivided interest in the Claims, and the Purchaser shall bear all fees, costs and other expenses that may be incurred in connection therewith.

13.	Option

13.1
If and when the Purchaser has made all the Cash Payments and the Issuance of all Shares (or cash in lieu thereof, as permitted or required herein) in accordance with Section 4 hereof, the Vendor will grant to the Purchaser a three (3) year term option to purchase the remaining 25% interest in the Claims (the “Option”), for the period beginning on the date that is the later of (i) June 1, 2015 and (ii) the Vendor satisfying all of the purchase conditions as described herein. The Option will automatically terminate on a date that is three (3) years from the later of (i) or (ii) above. In order to exercise the Option, the Purchaser shall:

(a)
pay to the Vendor an additional sum of $1,000,000; assuming the applicable shareholder approval has been received, issue an additional amount of the Purchaser’s common shares (the “Option Shares”) that in aggregate (Initial Vendor Shares plus Additional Vendor Shares plus Option Shares), does not represent a number of common shares greater than 19.5% of the Purchaser’s issued and outstanding common shares at the time of issuance of the Option Shares, to an aggregate maximum of 60,000,000 common shares. For clarity, the maximum Option Shares issued would be the lesser of 25,000,000 common shares or a number of shares that when added to all the previous share issuances to the Vendor as outlined above represents an aggregate number of shares equal to 19.5% of the Purchaser’s issued and outstanding shares at the time of issuance;

(b)
or, in the event that shareholder approval is required for the issuance of the Option Shares and the Purchaser has not received such shareholder approval, the Purchaser shall pay an additional sum of $1,875,000 in lieu of the Option Shares in order to acquire the remaining 25% interest in the Claims;

(c)
grant the Vendor a pre-emptive right to participate in any further equity financing of the Purchaser in order to allow the Vendor to maintain the Vendor’s equity position in the Purchaser’s share capital (the “Pre-Emptive Right”) at the time of the contemplated equity financing. The Pre-Emptive Right shall be exercisable by the Vendor at any time until 5:00 p.m. (Eastern Standard Time) on the date that is five business days following written notice by the Purchaser to the Vendor that it is proceeding with a proposed financing. The Pre-Emptive Right to be granted to the Vendor upon exercise of the Option shall automatically terminate on the earliest to occur of the following; (i) should the Vendor’s equity position in the Purchaser’s share capital at any time be less than 5% of the Purchaser’s issued and outstanding common shares; (ii) should the Vendor decline to participate in two consecutive equity financings of the Purchaser; or (iii) 5 years from the date of this agreement.

13.2
At any time from the date of this agreement, the Vendor or its successor will not increase, directly or indirectly, its aggregate ownership interest of the Purchaser to more than 19.5% of all issued and outstanding common shares of the Purchaser, without the prior written approval of the Purchaser.

13.3
Notwithstanding the exercise of the Option by the Purchaser, the Vendor shall retain a 2% net smelter returns royalty (“NSR”) in the form attached hereto as Schedule “E” in respect of the Claims, of which 1% may be repurchased by the Purchaser, at any time and from time to time, in consideration for payment of $1,000,000 in cash or immediately available funds.

13.4
If the Option is not exercised by the Purchaser within the timing outlined in 13.1, then the Parties agree to enter into a joint venture agreement consistent with industry norms for such agreements including a standard dilution clause for non-participation. The Vendor would then be entitled to a free carried interest on its 25% participating interest until the delivery by the Purchaser of a bankable feasibility study or equivalent on the Claims.

14.	Conduct of Business

Up to the Closing Date, there shall have been no material adverse changes on the Claims, nor shall there be any change in the operations of the Vendor which would materially adversely affect the Claims and on or before the Closing Date, each of the conditions and undertakings contained in this agreement, shall have been entirely respected.

15.	Expenses

Each Party shall bear all fees, costs and other expenses that may be incurred in connection with (i) the preparation, negotiation, execution and delivery of this agreement and any other agreements or documents required to consummate the Transaction and (ii) the preparation, completion, delivery or execution of all documents and regulatory filings related thereto.

16.	Confidentiality

All information, records and documents obtained by the Purchaser and its authorized representatives and agents in connection with the Transaction and relating to this agreement shall be deemed to be of a confidential nature and shall be treated as such by the Purchaser until the Closing Date or for a period of one year after the date hereof in the event there is no Closing. The Purchaser hereby undertakes to keep confidential such documents, information and records, both during negotiations and thereafter, until the Closing Date, except for such documents, records or information which were already in the public domain or which are subsequently obtained by third parties through no fault or without the intervention (directly or indirectly) of the Purchaser.

17.	Exclusivity

The Vendor agrees that it will not offer to, or solicit offers from, or enter into any negotiations with, any third party for the sale of the Claims, or any part thereof until the expiration of the date provided for the Closing Date as set forth above.

18.	Indemnification

18.1	Indemnification by the Vendor

The Vendor shall indemnify and save harmless the Purchaser, its directors, officers, shareholders, affiliates, employees and agents (the "Purchaser Indemnified Parties") from and against any and all claims, demands, proceedings, losses, damages, obligations, liabilities, deficiencies, fines, costs and expenses (including all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) (collectively, "Losses") suffered or incurred by the Purchaser Indemnified Parties as a result of or arising directly or indirectly out of or in connection with:

(a)
any breach by the Vendor of or any inaccuracy of any representation or warranty of the Vendor contained in this Agreement or in any agreement, certificate or other document executed and delivered by the Vendor; or

(b)
any breach or non-performance by the Vendor of any covenant to be performed by it which is contained in this Agreement or in any agreement, certificate or other document executed and delivered by the Vendor.

18.2	Indemnification by the Purchaser

The Purchaser shall indemnify and save harmless the Vendor, its directors, officers, shareholders, affiliates, employees and agents (the "Vendor Indemnified Parties") from and against any and all Losses suffered or incurred by the Vendor Indemnified Parties as a result of or arising directly or indirectly out of or in connection with:

(a)
any breach by the Purchaser of or any inaccuracy of any representation or warranty contained in this Agreement or in any agreement, certificate or other document executed and delivered by the Purchaser; or

(b)
any breach or non-performance by the Purchaser of any covenant to be performed by it which is contained in this Agreement or in any agreement, certificate or other document executed and delivered by the Purchaser (including the Assigned Contracts).

18.3
The Vendor’s and the Purchaser's indemnification obligations under this agreement shall be limited to an amount equal to the dollar value, from time to time, of the consideration received pursuant to this agreement. Notwithstanding the foregoing, there will be no limit on a party’s liability for indemnification hereunder to the extent the claim arises from fraud.

19.	General Provisions

19.1
Assignment. This agreement shall enure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties. Neither Party shall assign its rights or delegate its obligations hereunder voluntarily or by operation of law, without the prior written consent of the other Party.

19.2
Waiver of Rights. The failure of a Party to insist on the strict performance of any provision of this agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this agreement or limit the Party's right thereafter to enforce any provision or exercise any right.

19.3	Amendments. No modification or amendment to this agreement shall be valid unless made in writing and duly executed by the Parties.

19.4
Entire Agreement. This agreement, contains the entire understanding of the Parties and cancels and replaces all prior understandings between the Parties relating to the subject matter hereof, and all prior agreements.

19.5
Arbitration. Any dispute or conflict between the parties concerning this Agreement which cannot be settled by them shall be submitted firstly to a mutually agreeable mediator who will have no authority to bind the parties and, in the event that mediation efforts are unsuccessful, to a single arbitrator pursuant to the provisions of the Arbitration Act (Ontario), or, if the parties cannot agree upon a single arbitrator, to three arbitrators, one appointed by the Vendor, one appointed by the Purchaser and a third appointed by the arbitrators appointed by the Vendor and the Purchaser. The arbitrator or arbitrators, as the case may be, may order any party to produce documents prior to the arbitration or to submit a witness to discovery. Arbitration proceedings shall take place in Toronto, Ontario at such place as the arbitrator or arbitrators shall determine.

19.6
Severability. If any term, part or provision of this agreement is declared unenforceable, illegal, or in conflict with any laws to which this agreement is subject, such term, part or provision shall be considered severed from this agreement, the remaining portions thereof shall not be affected and this agreement shall be construed and enforced as if it did not contain that term, part or provision.

19.7	Time. Time is of the essence of this agreement and all related documents.

19.8
Further Assurances. Each of the Parties hereby undertakes to refrain from performing any act or entering into any transaction or negotiation which would interfere or be inconsistent with the terms of this agreement and the due completion of the Transaction.

19.9	Currency. All monetary amounts expressed in dollars in this agreement shall be determined and payable in Canadian currency, unless otherwise expressly provided.

19.10
Public Announcements. A Party desiring to make a disclosure, statement or press release concerning this agreement shall first consult with the other Party prior to making such disclosure, statement or press release, and the Parties shall use all reasonable efforts, acting expediently and in good faith, to agree upon a text for such statement or press release which is satisfactory to the Parties.

19.11
Notice. Any notice or other required communications hereunder shall be given in writing and delivered by hand, registered air mail, telefax, or by overnight courier. Any such notice shall be given to each of the Parties at their following addresses:

TO THE VENDOR:	ENERGIZER RESOURCES INC.
141 Adelaide Street West Suite 520 Toronto, Ontario M5H 3L5

Attention: Richard E. Schler

TO THE PURCHASER:	HONEY BADGER EXPLORATION INC.
141 Adelaide Street West Suite 520 Toronto, Ontario M5H 3L5

Attention: Peter Liabotis

or to any other addresses that any Party may at any time designate by written notice to the other Party.

All notices shall be effective and shall be deemed delivered (i) if by hand, or by overnight courier, on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours, on the next business day following delivery, (ii) if by electronic communication, on the next business day following receipt of the electronic communication, and (iii) if by mail, on the next business day after actual receipt.

19.12
Counterparts. This agreement may be executed in any number of counterparts, and it shall not be necessary that the signatures of all Parties be contained on any counterpart. Each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument.

19.13
Independent Legal Advice. The Parties expressly declare that they have been given sufficient time to seek such independent legal or other advice as they deem appropriate with respect to this matter and the terms of this agreement and the Parties voluntarily accept the said terms.

19.14	Governing Law. This agreement is made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have duly executed this agreement as of the date first above written.

ENERGIZER RESOURCES INC.		HONEY BADGER EXPLORATION INC.

By:	“Peter Harder”	By:	“J.P. Desrochers”
Name:	Peter Harder	Name:	J.P. Desrochers
Title:	Chairman of the Board	Title:	Director

By:	“Richard Schler”	By:	“Peter Liabotis”
Name:	Richard Schler	Name:	Peter Liabotis
Title:	Chief Executive Officer	Title:	Chief Financial Officer

[Signature Page – Agreement to Purchase Claims]

SCHEDULE “A”

Description of the Sagar Property

CDC 36315	CDC 1043890	CDC 1043925	CDC 1043960	CDC 1044170	CDC 1132961
CDC 36316	CDC 1043891	CDC 1043926	CDC 1043961	CDC 1103333	CDC 1132962
CDC 36317	CDC 1043892	CDC 1043927	CDC 1043962	CDC 1103334	CDC 1132963
CDC 36318	CDC 1043893	CDC 1043928	CDC 1043963	CDC 1103335	CDC 1132964
CDC 36319	CDC 1043894	CDC 1043929	CDC 1043964	CDC 1103336	CDC 1132965
CDC 36320	CDC 1043895	CDC 1043930	CDC 1043965	CDC 1103337	CDC 1132966
CDC 36321	CDC 1043896	CDC 1043931	CDC 1043966	CDC 1103338	CDC 1132967
CDC 36322	CDC 1043897	CDC 1043932	CDC 1043967	CDC 1103339	CDC 1132968
CDC 36323	CDC 1043898	CDC 1043933	CDC 1043968	CDC 1132934	CDC 1132969
CDC 36324	CDC 1043899	CDC 1043934	CDC 1043969	CDC 1132935	CDC 1132970
CDC 36325	CDC 1043900	CDC 1043935	CDC 1043970	CDC 1132936	CDC 1132971
CDC 36326	CDC 1043901	CDC 1043936	CDC 1043971	CDC 1132937	CDC 1132972
CDC 36327	CDC 1043902	CDC 1043937	CDC 1043972	CDC 1132938	CDC 1132973
CDC 1043868	CDC 1043903	CDC 1043938	CDC 1043973	CDC 1132939	CDC 1132974
CDC 1043869	CDC 1043904	CDC 1043939	CDC 1043974	CDC 1132940	CDC 1132975
CDC 1043870	CDC 1043905	CDC 1043940	CDC 1043975	CDC 1132941	CDC 1132976
CDC 1043871	CDC 1043906	CDC 1043941	CDC 1043976	CDC 1132942	CDC 1132977
CDC 1043872	CDC 1043907	CDC 1043942	CDC 1043977	CDC 1132943	CDC 1132978
CDC 1043873	CDC 1043908	CDC 1043943	CDC 1043978	CDC 1132944	CDC 1132979
CDC 1043874	CDC 1043909	CDC 1043944	CDC 1043979	CDC 1132945	CDC 1132980
CDC 1043875	CDC 1043910	CDC 1043945	CDC 1043980	CDC 1132946	CDC 2097640
CDC 1043876	CDC 1043911	CDC 1043946	CDC 1043981	CDC 1132947	CDC 2097641
CDC 1043877	CDC 1043912	CDC 1043947	CDC 1043982	CDC 1132948	CDC 2097642
CDC 1043878	CDC 1043913	CDC 1043948	CDC 1043983	CDC 1132949	CDC 2097643
CDC 1043879	CDC 1043914	CDC 1043949	CDC 1043984	CDC 1132950	CDC 2097644
CDC 1043880	CDC 1043915	CDC 1043950	CDC 1043985	CDC 1132951	CDC 2097645
CDC 1043881	CDC 1043916	CDC 1043951	CDC 1043986	CDC 1132952	CDC 2097646
CDC 1043882	CDC 1043917	CDC 1043952	CDC 1043987	CDC 1132953	CDC 2097647
CDC 1043883	CDC 1043918	CDC 1043953	CDC 1043988	CDC 1132954	CDC 2097648
CDC 1043884	CDC 1043919	CDC 1043954	CDC 1043989	CDC 1132955	CDC 2097649
CDC 1043885	CDC 1043920	CDC 1043955	CDC 1043990	CDC 1132956	CDC 2097650
CDC 1043886	CDC 1043921	CDC 1043956	CDC 1043991	CDC 1132957	CDC 2097651
CDC 1043887	CDC 1043922	CDC 1043957	CDC 1043992	CDC 1132958	CDC 2097652
CDC 1043888	CDC 1043923	CDC 1043958	CDC 1043993	CDC 1132959	CDC 2120537
CDC 1043889	CDC 1043924	CDC 1043959	CDC 1043994	CDC 1132960	CDC 2120538

CDC 2120539	CDC 2377789	CDC 2384943	CDC 2384982	CDC 2388395
CDC 2120540	CDC 2377790	CDC 2384944	CDC 2384983	CDC 2388396
CDC 2120541	CDC 2377791	CDC 2384945	CDC 2384984	CDC 2388397
CDC 2120542	CDC 2377792	CDC 2384946	CDC 2384985	CDC 2388398
CDC 2120543	CDC 2377793	CDC 2384947	CDC 2384986	CDC 2388399
CDC 2120544	CDC 2377794	CDC 2384948	CDC 2384987	CDC 2389191
CDC 2120545	CDC 2377795	CDC 2384949	CDC 2384988	CDC 2389192
CDC 2120546	CDC 2377796	CDC 2384950	CDC 2384989	CDC 2389193
CDC 2120547	CDC 2377797	CDC 2384951	CDC 2384990	CDC 2389194
CDC 2120548	CDC 2377798	CDC 2384952	CDC 2384991	CDC 2389195
CDC 2120549	CDC 2377799	CDC 2384953	CDC 2384992	CDC 2389196
CDC 2120550	CDC 2377800	CDC 2384954	CDC 2384993
CDC 2120551	CDC 2377801	CDC 2384955	CDC 2385416
CDC 2120552	CDC 2377802	CDC 2384956	CDC 2385417
CDC 2120553	CDC 2377803	CDC 2384957	CDC 2385418
CDC 2120554	CDC 2377804	CDC 2384958	CDC 2385419
CDC 2120555	CDC 2377805	CDC 2384959	CDC 2385420
CDC 2120556	CDC 2377806	CDC 2384960	CDC 2385421
CDC 2120557	CDC 2377807	CDC 2384961	CDC 2385422
CDC 2120558	CDC 2377808	CDC 2384962	CDC 2385423
CDC 2120559	CDC 2377809	CDC 2384963	CDC 2385424
CDC 2120560	CDC 2377810	CDC 2384964	CDC 2385425
CDC 2120561	CDC 2377811	CDC 2384965	CDC 2385426
CDC 2120562	CDC 2377812	CDC 2384966	CDC 2386856
CDC 2120563	CDC 2377813	CDC 2384967	CDC 2386857
CDC 2120564	CDC 2377814	CDC 2384968	CDC 2386858
CDC 2120565	CDC 2377815	CDC 2384969	CDC 2386859
CDC 2120566	CDC 2377816	CDC 2384970	CDC 2386860
CDC 2120567	CDC 2384932	CDC 2384971	CDC 2386861
CDC 2120568	CDC 2384933	CDC 2384972	CDC 2388385
CDC 2120569	CDC 2384934	CDC 2384973	CDC 2388386
CDC 2120571	CDC 2384935	CDC 2384974	CDC 2388387
CDC 2120572	CDC 2384936	CDC 2384975	CDC 2388388
CDC 2120573	CDC 2384937	CDC 2384976	CDC 2388389
CDC 2120574	CDC 2384938	CDC 2384977	CDC 2388390
CDC 2120575	CDC 2384939	CDC 2384978	CDC 2388391
CDC 2120576	CDC 2384940	CDC 2384979	CDC 2388392
CDC 2120577	CDC 2384941	CDC 2384980	CDC 2388393
CDC 2377788	CDC 2384942	CDC 2384981	CDC 2388394

SCHEDULE “B”

Description of the Claims that are subject to the Virginia Royalty

CDC 1043868	CDC 1043903	CDC 1043938	CDC 1043973	CDC 1132939	CDC 1132974
CDC 1043869	CDC 1043904	CDC 1043939	CDC 1043974	CDC 1132940	CDC 1132975
CDC 1043870	CDC 1043905	CDC 1043940	CDC 1043975	CDC 1132941	CDC 1132976
CDC 1043871	CDC 1043906	CDC 1043941	CDC 1043976	CDC 1132942	CDC 1132977
CDC 1043872	CDC 1043907	CDC 1043942	CDC 1043977	CDC 1132943	CDC 1132978
CDC 1043873	CDC 1043908	CDC 1043943	CDC 1043978	CDC 1132944	CDC 1132979
CDC 1043874	CDC 1043909	CDC 1043944	CDC 1043979	CDC 1132945	CDC 1132980
CDC 1043875	CDC 1043910	CDC 1043945	CDC 1043980	CDC 1132946
CDC 1043876	CDC 1043911	CDC 1043946	CDC 1043981	CDC 1132947
CDC 1043877	CDC 1043912	CDC 1043947	CDC 1043982	CDC 1132948
CDC 1043878	CDC 1043913	CDC 1043948	CDC 1043983	CDC 1132949
CDC 1043879	CDC 1043914	CDC 1043949	CDC 1043984	CDC 1132950
CDC 1043880	CDC 1043915	CDC 1043950	CDC 1043985	CDC 1132951
CDC 1043881	CDC 1043916	CDC 1043951	CDC 1043986	CDC 1132952
CDC 1043882	CDC 1043917	CDC 1043952	CDC 1043987	CDC 1132953
CDC 1043883	CDC 1043918	CDC 1043953	CDC 1043988	CDC 1132954
CDC 1043884	CDC 1043919	CDC 1043954	CDC 1043989	CDC 1132955
CDC 1043885	CDC 1043920	CDC 1043955	CDC 1043990	CDC 1132956
CDC 1043886	CDC 1043921	CDC 1043956	CDC 1043991	CDC 1132957
CDC 1043887	CDC 1043922	CDC 1043957	CDC 1043992	CDC 1132958
CDC 1043888	CDC 1043923	CDC 1043958	CDC 1043993	CDC 1132959
CDC 1043889	CDC 1043924	CDC 1043959	CDC 1043994	CDC 1132960
CDC 1043890	CDC 1043925	CDC 1043960	CDC 1044170	CDC 1132961
CDC 1043891	CDC 1043926	CDC 1043961	CDC 1103333	CDC 1132962
CDC 1043892	CDC 1043927	CDC 1043962	CDC 1103334	CDC 1132963
CDC 1043893	CDC 1043928	CDC 1043963	CDC 1103335	CDC 1132964
CDC 1043894	CDC 1043929	CDC 1043964	CDC 1103336	CDC 1132965
CDC 1043895	CDC 1043930	CDC 1043965	CDC 1103337	CDC 1132966
CDC 1043896	CDC 1043931	CDC 1043966	CDC 1103338	CDC 1132967
CDC 1043897	CDC 1043932	CDC 1043967	CDC 1103339	CDC 1132968
CDC 1043898	CDC 1043933	CDC 1043968	CDC 1132934	CDC 1132969
CDC 1043899	CDC 1043934	CDC 1043969	CDC 1132935	CDC 1132970
CDC 1043900	CDC 1043935	CDC 1043970	CDC 1132936	CDC 1132971
CDC 1043901	CDC 1043936	CDC 1043971	CDC 1132937	CDC 1132972
CDC 1043902	CDC 1043937	CDC 1043972	CDC 1132938	CDC 1132973

SCHEDULE “C”

Description of the Claims that are subject to the First Royalty

CDC 1043868	CDC 1043903	CDC 1043938	CDC 1043973	CDC 1132946
CDC 1043869	CDC 1043904	CDC 1043939	CDC 1043974	CDC 1132947
CDC 1043870	CDC 1043905	CDC 1043940	CDC 1043975	CDC 1132948
CDC 1043871	CDC 1043906	CDC 1043941	CDC 1043976	CDC 1132949
CDC 1043872	CDC 1043907	CDC 1043942	CDC 1043977	CDC 1132950
CDC 1043873	CDC 1043908	CDC 1043943	CDC 1043978	CDC 1132951
CDC 1043874	CDC 1043909	CDC 1043944	CDC 1043979	CDC 1132952
CDC 1043875	CDC 1043910	CDC 1043945	CDC 1043980	CDC 1132953
CDC 1043876	CDC 1043911	CDC 1043946	CDC 1043981	CDC 1132954
CDC 1043877	CDC 1043912	CDC 1043947	CDC 1043982	CDC 1132955
CDC 1043878	CDC 1043913	CDC 1043948	CDC 1043983	CDC 1132956
CDC 1043879	CDC 1043914	CDC 1043949	CDC 1043984	CDC 1132957
CDC 1043880	CDC 1043915	CDC 1043950	CDC 1043985	CDC 1132958
CDC 1043881	CDC 1043916	CDC 1043951	CDC 1043986	CDC 1132959
CDC 1043882	CDC 1043917	CDC 1043952	CDC 1043987	CDC 1132960
CDC 1043883	CDC 1043918	CDC 1043953	CDC 1043988	CDC 1132961
CDC 1043884	CDC 1043919	CDC 1043954	CDC 1043989	CDC 1132962
CDC 1043885	CDC 1043920	CDC 1043955	CDC 1043990	CDC 1132963
CDC 1043886	CDC 1043921	CDC 1043956	CDC 1043991	CDC 1132964
CDC 1043887	CDC 1043922	CDC 1043957	CDC 1043992	CDC 1132965
CDC 1043888	CDC 1043923	CDC 1043958	CDC 1043993	CDC 1132966
CDC 1043889	CDC 1043924	CDC 1043959	CDC 1043994	CDC 1132967
CDC 1043890	CDC 1043925	CDC 1043960	CDC 1044170	CDC 1132968
CDC 1043891	CDC 1043926	CDC 1043961	CDC 1132934	CDC 1132969
CDC 1043892	CDC 1043927	CDC 1043962	CDC 1132935	CDC 1132970
CDC 1043893	CDC 1043928	CDC 1043963	CDC 1132936	CDC 1132971
CDC 1043894	CDC 1043929	CDC 1043964	CDC 1132937	CDC 1132972
CDC 1043895	CDC 1043930	CDC 1043965	CDC 1132938	CDC 1132973
CDC 1043896	CDC 1043931	CDC 1043966	CDC 1132939	CDC 1132974
CDC 1043897	CDC 1043932	CDC 1043967	CDC 1132940	CDC 1132975
CDC 1043898	CDC 1043933	CDC 1043968	CDC 1132941	CDC 1132976
CDC 1043899	CDC 1043934	CDC 1043969	CDC 1132942	CDC 1132977
CDC 1043900	CDC 1043935	CDC 1043970	CDC 1132943	CDC 1132978
CDC 1043901	CDC 1043936	CDC 1043971	CDC 1132944	CDC 1132979
CDC 1043902	CDC 1043937	CDC 1043972	CDC 1132945	CDC 1132980

SCHEDULE “D”

Description of the Claims that are subject to the Second Royalty

CDC 1103333
CDC 1103334
CDC 1103335

SCHEDULE “E”

Net Smelter Returns Royalty

Net Smelter Return Royalty (“NSRR”) shall mean any and all amounts received by the Purchaser from a third party, from time to time, for the product extracted from ore mined from the Claims, deducting therefrom:

a)
If the product is treated by an arm’s length party at a smelter, refinery or mint, all expenses relating thereto, including all costs and charges for the treatment, tolling, smelting, refining or minting of such product and all costs associated therewith such as transporting, insuring, handling, weighing, sampling, assaying and marketing, as well as all penalties, representation charges, referee’s fees and expenses, import taxes and export taxes, that is to say the net amount received by the Purchaser from the smelter, refinery or mint, as the case may be, less all costs associated therewith or;

b)
If the product is treated at a smelter, refinery or mint owned, operated or controlled by the Purchaser or an affiliate of it, all costs, charges and expenses relating thereto or associated therewith, excluding any capital costs incurred in the mining and milling of the product by including the expenses in (a) above, such charges by similar smelters, refineries or mints as the case may be, in arm’s length transactions for the treatment of like quantities and quality of product.

Any dispute or difference between the parties with respect to the determination of Net Smelter Returns shall, if objections made by the Vendor with the timeframe stipulated herein be submitted to arbitration in accordance with the Arbitration Act of the Province of Ontario.

The Net Smelter Return Royalty shall not be calculated or payable until the first anniversary of the commencement of commercial production. The Net Smelter Return Royalty shall become payable on all production subsequent to that date. Calculations shall be made at the end of each subsequent calendar quarter in which ores or concentrates from the Claims are sold or otherwise deemed disposed of and payment to the Vendor shall be made within 30 days after the end of each quarter.

The Net Smelter Return Royalty holders, on the 30-day prior notice to the Purchaser may effect that the payment of their proportionate share of the Net Smelter Return Royalty shall be satisfied by the delivery In Kind to or to the order of the Vendor of their said proportionate share of the metals and/or minerals received by the Net Smelter Return Royalty holders of the smelting, refining and other treatment of the ore extracted from the Claims. At the time of such delivery, the Purchaser shall have deducted their said proportionate share of all charges and costs noted in this paragraph which are deducted in the course of calculating the Net Smelter Return Royalty herein.